                                 NEWS RELEASE
Corporate Offices:
1328 Racine Street
Racine, WI  53403

FOR IMMEDIATE RELEASE
 Contact: Christopher J. Eperjesy
 (262) 638-4343

TWIN DISC, INC. ANNOUNCES FINANCIAL RESULTS
FOR FISCAL 2010 FOURTH QUARTER AND FULL YEAR

● Financial Results Continue to Improve Sequentially
● Year-to-Date Cash Flow from Operations Generates $35,116,000
● Total Debt Down 38.7% from Year Ago Levels to $31,131,000
● Outlook for Fiscal 2011 Shows Improvement

RACINE, WISCONSIN—August 3, 2010—Twin Disc, Inc. (NASDAQ: TWIN) today reported financial results for the fiscal 2010 fourth quarter and fiscal year ended June 30, 2010.

Sales for the fiscal 2010 fourth quarter were $64,314,000, compared to $72,056,000 for the fiscal 2009 fourth quarter and $60,977,000 for the fiscal 2010 third quarter.  Sales for fiscal 2010 were $227,534,000, compared to $295,618,000 last fiscal year.  Sales continue to show sequential quarterly improvements, as a result of strengthening demand from customers in the oil and gas market and stable demand from the airport, rescue and fire fighting (ARFF), land- and marine-based military, and Asian-Pacific marine markets.  These market improvements continue to be offset by weakness in the Company's mega yacht and European markets.

Gross profit, as a percentage of fiscal 2010 fourth-quarter sales, was 30.2 percent, compared to 26.7 percent in the fiscal 2009 fourth quarter and 27.1 percent in the fiscal 2010 third quarter.  The continued quarterly improvement, both sequentially and year-over-year, in the Company’s gross margin is the result of restructuring activities the Company initiated last fiscal year, increased sales volumes compared to the third fiscal quarter and the continued improvement in the mix of business. Fiscal 2010 gross profit, as a percentage of sales, was 26.6 percent, compared to 27.6 percent in fiscal 2009.

For the fiscal 2010 fourth quarter, marketing, engineering and administrative (ME&A) expenses, as a percentage of sales, were 22.8 percent, compared to 17.5 percent for the fiscal 2009 fourth quarter.  ME&A expenses increased $2,031,000 versus the same period last fiscal year.  The table below summarizes significant changes in certain ME&A expenses for the quarter:

	Three Months Ended		Increase/
$ thousands – (Income)/Expense	June 30, 2010	June 30, 2009	(Decrease)
Stock-Based Compensation Pension	$ 122 611	$ (1,106) (735)	$ 1,228 1,346
$ 2,574
Foreign Exchange Translation, net			(109) $ 2,465
All other, net			(434) $ 2,031

As a percentage of sales, ME&A expenses for fiscal 2010 were 25.0 percent, compared to 20.5 percent for fiscal 2009.  ME&A expenses decreased $3,584,000 versus last fiscal year.  The table below summarizes significant changes in certain ME&A expenses for the fiscal year:

	Year Ended		Increase/
$ thousands – (Income)/Expense	June 30, 2010	June 30, 2009	(Decrease)
Stock-Based Compensation Pension Severance Domestic/Corporate IT Expenses	$ 505 2,044 - 4,847	$ (581) 413 1,308 5,740	$ 1,086 1,631 (1,308) (893)
$ 516
Foreign Exchange Translation, net			924 $ 1,440
All other, net			(5,024) $ (3,584)

The net remaining decrease in ME&A expenses for the year of $5,024,000 primarily relates to the global cost reduction initiatives implemented by the Company at the end of fiscal 2009.  As announced in June 2009, the actions included a reduction of annual base salaries of the Company’s salaried employees including all executive officers, removal of the fiscal 2010 bonus/incentive plan, changes to several benefit programs, an across-the-board reduction of marketing, advertising, travel and entertainment expenses, and staff reductions and layoffs.

For fiscal 2010, the Company recorded a $494,000 charge related to prior years’ pre-pension/restructuring plans at the Company’s Belgium operation, compared to fiscal 2009’s restructuring expense of $1,188,000 related to the Company’s fiscal 2009 restructuring plan, primarily at its domestic operations.  The fiscal 2010 charge relates primarily to a change in legislation governing Belgian pre-pension schemes.

The Company’s tax rate for the 2010 fourth quarter was 54.4 percent compared to 46.9 percent in the prior year’s fourth quarter.  For 2010, the effective tax rate was 57.6 percent, compared to 34.7 percent last fiscal year.  The increased rate for 2010 was primarily due to the impact of permanent deferred items, which remained relatively constant with the prior quarter and prior year, but had a greater impact on the tax rate due to the low base of earnings.  In addition, the prior fiscal year included a 3.0 percentage point benefit (rate reduction) related to an increase in foreign tax credits, which resulted in the relatively low rate for fiscal 2009.

Net earnings for the fiscal 2010 fourth quarter were $2,040,000, or $0.18 per diluted share, compared to $2,754,000, or $0.25 per diluted share, for the fiscal 2009 fourth quarter.  For fiscal 2010, net earnings were $597,000, or $0.05 per diluted share, compared to $11,502,000, or $1.03 per diluted share last fiscal year.

Earnings before interest, taxes, depreciation and amortization (EBITDA)* was $7,426,000 for the fiscal 2010 fourth quarter, compared to $8,488,000 for the fiscal 2009 fourth quarter.  For fiscal 2010, EBITDA was $13,688,000, compared to $30,020,000 last fiscal year.

Commenting on the results, Michael E. Batten, Chairman and Chief Executive Officer, said: “We are pleased with many aspects of our fiscal 2010 fourth-quarter and full-year financial and operating results.  Quarterly sales, margins, profitability and backlog all grew sequentially throughout our fiscal year.  Most of this improvement was the direct result of higher sales for our 8500 series transmission to oil and gas customers and we expect this increased level of activity to continue throughout the new fiscal year.  The diversity of our end markets, geography and business mix has helped insulate our financial results from continued weakness in the pleasure craft market and weakness from customers in Europe.  Our business strategy continues to focus on products, end markets and geographies that are demonstrating growing business and economic characteristics.  Key to executing this strategy are the talents and dedication of our employees around the world.”

Christopher J. Eperjesy, Vice President - Finance, Chief Financial Officer and Treasurer, stated: “Throughout the year we worked on improving our cost management and working capital efficiencies and we are pleased with our accomplishments.  Our balance sheet improved significantly during the year as we increased our cash position 43.4 percent, reduced debt by 38.7 percent and lowered working capital 18.8 percent.  For fiscal 2010, we generated $35,116,000 in cash from operating activities, up from $11,606,000 last fiscal year.  This positive cash flow and the improvements in working capital allowed us to lower our total debt by $19,638,000 to $31,131,000 at June 30, 2010 from $50,769,000 at June 30, 2009.  As we look to fiscal 2011, we will continue to focus on improving working capital efficiencies and further strengthening our balance sheet.”

Mr. Batten continued: “Our six-month backlog at June 30, 2010 was $84,419,000 compared to $60,583,000 at June 30, 2009 and $72,786,000 at March 26, 2010.  The improvement in backlog is a result of increased orders by oil and gas customers for our 8500 transmission as stable oil and gas prices have driven demand for new high-horsepower rigs.  With oil and gas prices remaining firm, we are optimistic demand for our transmissions will continue.  In addition, we continue to work on the development of our 7500 series transmission and expect to start production in the second half of fiscal 2011.

“We expect increasing demand from oil and gas customers, stable demand from airport, rescue and fire fighting customers, land-based legacy military customers, and Asian marine customers, to continue to offset weakness in our industrial, pleasure craft and European markets.  For fiscal 2011 and beyond, we will remain diligent in managing our costs, working capital and supply chain, developing new products, providing outstanding customer service and penetrating global markets. In total, we are encouraged by our marketing activities and bookings; and are optimistic about the new fiscal year achieving higher sales, net income and earnings per share.”

Twin Disc will be hosting a conference call to discuss these results and to answer questions at 2:00 p.m. Eastern Time on Tuesday, August 3, 2010.  To participate in the conference call, please dial 888-846-5003 five to 10 minutes before the call is scheduled to begin.  A replay will be available from 5:00 p.m. August 3, 2010 until midnight August 10, 2010.  The number to hear the teleconference replay is 877-870-5176.  The access code for the replay is 4333082.

The conference call will also be broadcast live over the Internet.  To listen to the call via the Internet, access Twin Disc's website at http://www.twindisc.com/companyinvestor.aspx and follow the instructions at the web cast link.  The archived web cast will be available shortly after the call on the Company's website.

About Twin Disc, Inc.

Twin Disc, Inc. designs, manufactures and sells marine and heavy-duty off-highway power transmission equipment.  Products offered include: marine transmissions, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems.  The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets.  The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network.

Forward-Looking Statements

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including those identified in the Company’s most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved.

*Non-GAAP Financial Disclosures

Financial information excluding the impact of foreign currency exchange rate changes and the impact of acquisitions in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts.  These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definition – Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

The sum of, net earnings and adding back provision for income taxes, interest expense, depreciation and amortization expenses: this is a financial measure of the profit generated excluding the above mentioned items.

--Financial Results Follow—

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (In thousands, except per-share data; unaudited)
	Three Months Ended		Year Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Net sales	$64,314	$72,056	$227,534	$295,618
Cost of goods sold	44,887	52,789	167,069	214,175
Gross profit	19,427	19,267	60,465	81,443

Marketing, engineering and
administrative expenses	14,658	12,627	56,886	60,470
Restructuring of operations	494	1,188	494	1,188
Earnings from operations	4,275	5,452	3,085	19,785

Other income (expense):
Interest income	45	54	84	207
Interest expense	(461)	(650)	(2,282)	(2,487)
Other income, net	638	730	835	540
	222	134	(1,363)	(1,740)
Earnings before income taxes
and noncontrolling interest	4,497	5,586	1,722	18,045
Income taxes	2,446	2,618	992	6,257
Net earnings	2,051	2,968	730	11,788
Less: Net earnings attributable to
noncontrolling interest, net of tax	(11)	(214)	(133)	(286)
Net earnings attributable to Twin Disc	$2,040	$2,754	$597	$11,502

Earnings per share data:
Basic earnings per share attributable to
Twin Disc common shareholders	$0.18	$0.25	$0.05	$1.04
Diluted earnings per share attributable to
Twin Disc common shareholders	$0.18	$0.25	$0.05	$1.03

Weighted average shares outstanding data:
Basic shares outstanding	11,066	11,006	11,063	11,097
Diluted shares outstanding	11,173	11,117	11,159	11,194

Dividends per share	$0.07	$0.07	$0.28	$0.28

Comprehensive loss:
Net earnings	$2,051	$2,968	$730	$11,788
Adjustment for amortization of net actuarial
loss and prior service cost, net of tax	(7,819)	(19,320)	(6,414)	(17,908)
Foreign currency translation adjustment	(8,158)	9,116	(9,650)	(10,458)
Comprehensive loss	(13,926)	(7,236)	(15,334)	(16,578)
Comprehensive income attributable to
noncontrolling interest	(11)	(214)	(133)	(286)

Comprehensive loss attributable to
Twin Disc	$(13,937)	$(7,450)	$(15,467)	$(16,864)

RECONCILIATION OF CONSOLIDATED NET EARNINGS TO EBITDA (In thousands; unaudited)
	Three Months Ended		Year Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net earnings attributable to Twin Disc	$2,040	$2,754	$597	$11,502
Interest expense	461	650	2,282	2,487
Income taxes	2,446	2,618	992	6,257
Depreciation and amortization	2,479	2,466	9,817	9,774
Earnings before interest, taxes, depreciation and amortization	$7,426	$8,488	$13,688	$30,020

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	June 30,
	2010	2009
ASSETS
Current assets:
Cash	$19,022	$13,266
Trade accounts receivable, net	43,014	53,367
Inventories, net	72,799	92,331
Deferred income taxes	6,014	6,280
Other	6,601	8,677

Total current assets	147,450	173,921

Property, plant and equipment, net	58,243	65,799
Goodwill, net	16,440	17,509
Deferred income taxes	20,115	14,386
Intangible assets, net	6,268	7,855
Other assets	6,626	6,095

TOTAL ASSETS	$255,142	$285,565

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$3,920	$4,421
Accounts payable	23,842	24,864
Accrued liabilities	35,545	40,967

Total current liabilities	63,307	70,252

Long-term debt	27,211	46,348
Accrued retirement benefits	72,833	60,241
Other long-term liabilities	2,472	899

Total liabilities	165,823	177,740

Equity:
Twin Disc Shareholders’ Equity:
Common shares authorized: 30,000,000;
issued: 13,099,468; no par value	10,667	13,205
Retained earnings	147,438	149,974
Accumulated other comprehensive loss	(42,048)	(25,935)

	116,057	137,244
Less treasury stock, at cost (1,901,242 and 2,070,124 shares, respectively)	27,597	30,256
Total Twin Disc shareholders' equity	88,460	106,988

Noncontrolling interest	859	837
Total equity	89,319	107,825

TOTAL LIABILITIES AND EQUITY	$255,142	$285,565

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)
	Year Ended
	June 30, 2010	June 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$730	$11,788
Adjustments to reconcile net earnings to net
cash provided by operating activities:
Depreciation and amortization	9,817	9,774
Loss on sale of plant assets	261	17
Restructuring of operations	494	1,188
Stock compensation expense	(34)	(2,481)
Provision for deferred income taxes	161	730
Net change in working capital,
excluding cash and debt, and other	23,687	(9,410)
Net cash provided by operating activities	35,116	11,606

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of plant assets	148	20
Acquisitions of plant assets	(4,456)	(8,895)
Other, net	(293)	1,111
Net cash used by investing activities	(4,601)	(7,764)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	86	-
Payments of notes payable	(690)	(1,653)
(Payments) proceeds from long-term debt	(18,950)	2,787
Proceeds from exercise of stock options	108	110
Acquisition of treasury stock	-	(1,813)
Dividends paid to shareholders	(3,133)	(3,105)
Dividends paid to noncontrolling interest	(160)	(143)
Other	(449)	(428)
Net cash used by financing activities	(23,188)	(4,245)

Effect of exchange rate changes on cash	(1,571)	(778)

Net change in cash and cash equivalents	5,756	(1,181)

Cash and cash equivalents:
Beginning of year	13,266	14,447

End of year	$19,022	$13,266

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